UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 20, 2009
Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota		55305

(Address of principal executive offices)		(Zip Code)
Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.
     Effective January 20, 2009, Advanced BioEnergy, LLC (the “Company”) terminated all aspects of its employment relationship with
Revis L. Stephenson III for cause, pursuant to that certain Employment Agreement with Revis L. Stephenson III dated April 7, 2006 (the “Employment Agreement”). Mr. Stephenson will continue to serve as a director of the Company.
     Material Terms of Employment Agreement
     On April 7, 2006, the Company and Mr. Stephenson entered into the Employment Agreement. Pursuant to the Employment Agreement, Mr. Stephenson was entitled (subject to conditions precedent and performance as set forth in the Employment Agreement), in material part, to:
(i)	an annual base salary of $300,000 (which could be increased by the Company’s compensation committee);

(ii)	an annual cash performance bonus and a strategic bonus payable in units based on achievement of certain criteria; and

(iii)	various other benefits similar to other officers.
     As previously disclosed, in October, 2008, the Company notified Mr. Stephenson that it would not renew the Employment Agreement. As a result, had the Company not terminated Mr. Stephenson’s employment on January 20, 2008, Mr. Stephenson’s employment with the Company would have ended on April 7, 2009.
     A complete copy of the Employment Agreement was previously filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information described above under “Item 1.02 Termination of a Material Definitive Agreement” is also responsive to Item 5.02 and is hereby incorporated by reference.
Item 9.01   Exhibits.
10.1	Employment Agreement with Revis L. Stephenson III dated April 7, 2006 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2009	ADVANCED BIOENERGY, LLC
	By:	/s/ Perry Johnston
Perry Johnston
Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Employment Agreement with Revis L. Stephenson III dated April 7, 2006 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-QSB, filed on
	May 15, 2006 (File No. 333-125335)	Incorporated by reference